UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216

(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	OTCQB

Item 2.05	Costs Associated with Exit or Disposal Activities.

After an assessment of Kaspien Holdings Inc.’s (the “Company”) current cash and liquidity position and near-term debt maturities, we have initiated a plan to wind down the Company’s operations in an orderly fashion.  Such plan includes the previously announced reduction in force of substantially all of the Company’s employees other than a core group of employees required to execute an orderly wind down of the Company and support the efforts to maximize the value of the Company’s business and assets. The Company’s previous estimate of approximately $1.8 million for retention, severance and other employee termination-related costs in the fourth quarter of 2023 remains unchanged. The Company also estimates that it will incur other wind down related costs of approximately $1.8 million. We expect that the actions to wind down the operations will be substantially completed by May 1, 2024.  The estimate of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ.  The Company intends to wind down its operations in an orderly manner without the need for a bankruptcy filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2023, the Company, pursuant to an authorization by its board of directors (the “Board”), issued a press release regarding its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 28, 2023. As a result, the Company expects the delisting of its common stock from the OTCQB to become effective on or about January 8, 2024. The Company also will be taking steps to deregister as a public company under the Securities Exchange Act of 1934 (the “Securities Act”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

In order to effect an orderly wind down of the Company and support the efforts to maximize the value of the Company’s business and assets, on December 14, 2023, the Company’s wholly-owned subsidiary, Kaspien, Inc. (“Kaspien”), entered into a Senior Executive Retention Bonus & Severance Letter Agreement (the “Agreement”) with Brock Kowalchuk, its Chief Executive Officer and the Principal Executive Officer of the Company.  Pursuant to the terms of the Agreement, Mr. Kowalchuk will continue to serve as Chief Executive Officer until May 1, 2024 (the “Retention Date”).

Subject to the terms and conditions set forth in the Agreement, Mr. Kowalchuk will receive a cash lump sum payment in the amount of $150,000 (the “Retention Bonus”), payable within three days following the effective date of the Agreement. As further described in the Agreement, in the event Mr. Kowalchuk’s employment with the Company terminates before the Retention Date for any reason other than a Qualifying Event (as defined in the Agreement), he will be required to repay up to 100% of the Retention Bonus. If Mr. Kowalchuk’s employment is terminated after the Retention Date by the Company without Cause or by Mr. Kowalchuk for Good Reason (each as defined in the Agreement), he shall be entitled to a payment in the amount of $150,000 (the “Severance Payment”). The Severance Payment shall be payable according to the achievement of certain milestones and contingent upon Mr. Kowalchuk signing a release reasonably acceptable to the Company. Mr. Kowalchuk’s eligibility to receive or retain the Retention Bonus or Severance Payment is in lieu of any incentive bonus for 2023 or 2024 or otherwise or any other severance payment or benefit to which he otherwise may be entitled under any applicable employment, severance or other agreement or arrangement with the Company or any of its affiliates, including the Severance and Restrictive Covenant Agreement between Mr. Kowalchuk and the Company dated July 31, 2020.

The foregoing is a summary of certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Financial Officer

Additionally, on December 17, 2023, Kaspien entered into a Senior Executive Retention Bonus & Severance Letter Agreement (the “Agreement”) with Edwin Sapienza, its Chief Financial Officer and the Chief Financial Officer of the Company.  Pursuant to the terms of the Agreement, Mr. Sapienza will continue to serve as Chief Financial Officer until May 1, 2024 (the “Retention Date”).

Subject to the terms and conditions set forth in the Agreement, Mr. Sapienza will receive a cash lump sum payment in the amount of $140,000 (the “Retention Bonus”), payable within three days following the effective date of the Agreement. As further described in the Agreement, in the event Mr. Sapienza’s employment with the Company terminates before the Retention Date for any reason other than a Qualifying Event or for Good Reason (each as defined in the Agreement), he will be required to repay up to 100% of the Retention Bonus. If Mr. Sapienza’s employment is terminated after the Retention Date by the Company without Cause or by Mr. Sapienza for Good Reason (each as defined in the Agreement), he shall be entitled to a payment in the amount of $140,000 (the “Severance Payment”). The Severance Payment shall be payable according to the achievement of certain milestones and contingent upon Mr. Sapienza signing a release reasonably acceptable to the Company. Mr. Sapienza’s eligibility to receive or retain the Retention Bonus or Severance Payment is in lieu of any incentive bonus for 2023 or 2024 or otherwise or any other severance payment or benefit to which he otherwise may be entitled under any applicable employment, severance or other agreement or arrangement with the Company or any of its affiliates, including the Severance and Restrictive Covenant Agreement between Mr. Sapienza and the Company dated February 26, 2019.

The foregoing is a summary of certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2023, the Company issued a press release regarding the decision by the Board to voluntarily delist the Company’s common stock from the OTCQB and deregister as a public company under the Securities Act. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8‑K is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the reduction-in-force, wind down, delisting and deregistration process, and the retention of the Company’s CEO and CFO, including the Company’s estimate of costs that it expects to incur in connection therewith. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements are based on the Company’s current expectations, estimates and projections only as of the date of this Current Report on Form 8-K and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and our subsequent periodic reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the SEC. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Senior Executive Retention Bonus & Severance Letter Agreement of Brock Kowalchuk dated December 14, 2023
10.2	Senior Executive Retention Bonus & Severance Letter Agreement of Edwin Sapienza dated December 17, 2023
99.1	Press Release, dated December 18, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2023	Kaspien Holding Inc.

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer